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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE


PARADYNE CONTACTS:
A.J. Jorgensen                                      Patrick Murphy
Investor Relations                                  Chief Financial Officer
727-530-8083                                        727-530-2256
ir@paradyne.com                                     pmurphy@paradyne.com


                 PARADYNE NETWORKS ANNOUNCES MANAGEMENT CHANGES

LARGO, FLA. - DECEMBER 11, 2000 - Paradyne Networks, Inc. (NASDAQ: PDYN), a worldwide provider of Digital Subscriber Line (DSL) and Service Level Management equipment solutions, today announced that Andrew S. May has resigned his position as Chief Executive Officer of the Company effective December 8th 2000. Mr. May will remain as a strategic advisor to the Company through June 2001 and a member of the Company's board of directors. Mr. May served as chief executive officer of the Company since December 1996 and a director since January 1997. Also, effective December 8th, 2000, the Company appointed Sean E. Belanger, the Company's President and Chief Operating Officer, as the Company's new President and Chief Executive Officer. Mr. Belanger has also been elected to the Board of Directors of the Company.

         Commenting on Mr. May's decision to step down as the Company's Chief Executive Officer, the Company's Chairman of the Board Thomas E. Epley said, "Andy played an integral role in the development and marketing of Paradyne's successful DSL products, our subsequent initial public offering and in the creation of a strong internal corporate organization. We appreciate the leadership he provided during our Company's formative years and very much appreciate Andy's willingness to stay on as a strategic advisor to the Company for an interim period and as a director."

         Mr. Epley added, "We are extremely pleased that Sean has agreed to assume the position of President and CEO. This is a time of considerable uncertainty in our industry but the Board is confident that Sean is imminently qualified to lead Paradyne. Sean knows Paradyne's products, and he knows our customers, two critical ingredients for success."

BELANGER BACKGROUND

         Prior to his appointment as the Company's Chief Executive Officer, Belanger served as the Company's President and Chief Operating Officer and prior to that as the Company's Senior




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Vice President of Worldwide Sales, a position that he held beginning in June
1997. Prior to his employment with the Company, Mr. Belanger served as Vice President and General Manager of 3Com Corporation's Network Service Provider division.

BELANGER INITIATIVES AND FISCAL 2001 GUIDANCE

         "We remain confident that our DSL and Service Level Management lines of business will continue to offer long-term growth on a worldwide basis. We will be making some organizational changes that will emphasize Paradyne's diversified markets and products. First, we will shift from a centralized horizontal organizational structure to focused teams targeting specific initiatives in the Company's DSL, Service Level Management and Technology products. Second, we will be aligning marketing and sales resources to more effectively focus on the emerging opportunities in international markets while continuing to serve our strong base of North American customers. The international changes include the expansion of Paradyne's 5 international offices in Tokyo, Singapore, Nice, Beijing and Cairo. In light of these changes, we are withdrawing our previously announced fiscal 2001 guidance and will be providing new guidance in January 2001 with our 4th quarter 2000 earnings press release," said Sean Belanger.

ABOUT PARADYNE

         Paradyne is a leading developer of carrier-class high-speed network access solutions. A recognized market leader in DSL and Service Level Management solutions, the Company markets its award-winning Hotwire(R) DSL and FrameSaver(R) Service Level Management systems to service providers and business customers.

         Paradyne is headquartered in the Tampa Bay area. More information is available by calling 1-800-PARADYNE (U.S. and Canada), 1-727-530-8623 or visiting www.paradyne.com. A corporate video is available at http://www.paradyne.com/corpview. (Requires Real Player)

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INFORMATION ABOUT FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. These forward-looking statements are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. Expressions of current expectations related to revenue, earnings and future business prospects, including, without limitation, "expects", "estimates", "forecast", "continue" or "plans", reflecting something other than historical fact, are intended to identify




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forward-looking statements. The following factors, among others, could cause
Paradyne's actual results to differ materially from those described in the forward-looking statements: the uncertainty of litigation, including putative shareholder class actions; a reliance on international sales; rapid technological change could render Paradyne's products obsolete; the uncertain acceptance of new telecommunications services based on DSL; substantial dependence on network service providers who may reduce or discontinue their purchase of products or services at anytime; the timing and amount of, or cancellation or rescheduling of, orders of Paradyne's products to existing and new customers; possible inability to sustain revenue growth or profitability; dependence on only a few customers for a substantial portion of Paradyne's revenue; highly competitive markets; dependence on sales of access products to Lucent Technologies; dependence on sole and single-source suppliers; and a long and unpredictable sales cycle. For a detailed discussion of these and other factors that could cause Paradyne's actual results to differ materially from those described in the forward-looking statements, please refer to Paradyne's most recent Form 10-Q, Form 10-K and other filings with the Securities and Exchange Commission.

EDITORS NOTE: VISIT PARADYNE'S VIRTUAL PRESSROOM AT www.paradyne.com/news_n_events/press_room FOR PRODUCT IMAGES AND/OR ADDITIONAL INFORMATION. PRODUCT AVAILABILITY AND PRICING SUBJECT TO CHANGE WITHOUT NOTIFICATION. HOTWIRE CONNECTED, MVL, NEXTEDGE, OPENLANE, SMART ROOM, TRIPLEPLAY AND TRUEPUT ARE TRADEMARKS OF PARADYNE CORPORATION. ACCULINK, COMSPHERE, ETC, HOTWIRE, FRAMESAVER, PARADYNE, THE PARADYNE LOGO AND PERFORMANCE WIZARD ARE REGISTERED TRADEMARKS OF PARADYNE CORPORATION. ALL OTHER SERVICE MARKS AND TRADEMARKS ARE THE PROPERTY OF THEIR RESPECTIVE OWNERS.